FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

    THIS AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER, dated as of September 26 2013 (“First Amendment”), by and among (i) Investors Bank, a New Jersey savings bank (“Investors Bank”), Investors Bancorp, Inc., a Delaware corporation (“Investors Bancorp”), and Investors Bancorp, MHC, a New Jersey mutual holding company (“Investors MHC”), and (ii) Roma Bank, a Federal savings bank, Roma Financial Corporation, a Federal corporation (“Roma Financial”), and Roma Financial, MHC, a Federal mutual holding company (“Roma MHC”). Each of Investors Bank, Investors Bancorp, and Investors MHC are sometimes referred to herein as the “Investors Parties,” and each of Roma Bank, Roma Financial and Roma MHC are sometimes referred to herein as the “Roma Parties.”  All capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Agreement.

RECITALS

    WHEREAS, the Investor Parties and the Roma Parties are parties to that certain Agreement and Plan of Merger, dated as of December 19, 2012 (the “Merger Agreement”);

    WHEREAS, the parties to the Merger Agreement desire to amend the Merger Agreement as set forth herein.

    NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

    1.   Amendment to Section 1.01. Section 1.01 of the Agreement is hereby amended by replacing the current definition of “Termination Date” to mean “November 30, 2013.”

    2.   No Further Amendments. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein.

    3.   Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby.

    4.   Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

    5.   Severability. Whenever possible, each provision or portion of any provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Amendment is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Amendment shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

    6.   Governing Law. This Amendment and all disputes or controversies arising out of or relating to this Amendment or the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of law principles thereof, except to the extent that Federal law applies.

    7.   Headings. The headings used in this Amendment are inserted for purposes of convenience of reference only and shall not limit or define the meaning of any provisions of this Amendment.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

INVESTORS BANK

/s/ Kevin Cummings
By: Kevin Cummings, President and Chief
Executive Officer

INVESTORS BANCORP, INC.

/s/ Kevin Cummings
By: Kevin Cummings, President and Chief
Executive Officer

INVESTORS BANCORP, MHC

/s/ Kevin Cummings
By: Kevin Cummings, President and Chief
Executive Officer

ROMA BANK

/s/ Peter A. Inverso
By: Peter A. Inverso, President and Chief
Executive Officer

ROMA FINANCIAL CORPORATION

/s/ Peter A. Inverso
By: Peter A. Inverso, President and Chief
Executive Officer

ROMA FINANCIAL CORPORATION, MHC

/s/ Peter A. Inverso
By: Peter A. Inverso, President and Chief
Executive Officer